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                                                                  EXHIBIT 10.206

                        ADMINISTRATIVE SERVICES AGREEMENT

         THIS ADMINISTRATIVE SERVICES AGREEMENT ("Agreement") dated as of the 16th day of June, 2000, is made by and among Bluegreen/Big Cedar Vacations, LLC, a Delaware limited liability company ("BC") and Bluegreen Vacations Unlimited, Inc., a Florida corporation ("BGV").

                                R E C I T A L S:

         WHEREAS, BC is in the business of developing, marketing and selling a vacation timeshare resort located in Taney County, Missouri, commonly referred to as Big Cedar Resort Club;

         WHEREAS, BC and BGV wish to enter into this Agreement for the providing of certain services by BGV to BC;

         NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

         1. PARTIES. BC and BGV are each referred to herein as Party, and collectively as Parties.

         2. SERVICES TO BE PROVIDED. In consideration of the fee set forth in paragraph 5 hereinbelow, BGV agrees to perform the following services for the benefit of BC:

                  (a) Hiring, firing and setting compensation for the BC's employees and managers in accordance with the approved budget, excepting the General Manager, who shall be employed in accordance with the Operating Agreement of BC.

                  (b) Performing business functions of BC as respects the use of internal accounting, management information and human resources.

                  (c) Supervising marketing and sales closings.

                  (d) Providing and/or coordinating for the centralized accounting, financing, legal, human resource, management information services, budget preparation and management.

         3. EXCEPTION FROM SERVICES. BGV shall not be responsible for providing, and the Fee, as set forth hereinbelow, shall not be deemed to be compensation, for any services provided by BGV for collecting or servicing purchaser notes, which is the subject of an alternative agreement.




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         4. OUTSIDE SERVICES. Any outside services, as opposed to in-house services necessary to provide the foregoing services, including by way of example and not limitation, legal, accounting, technological and similar services, as may be provided from time to time by BGV to the benefit of BC, shall be at the full cost and expense of BC. Available in-house staff will be used when reasonably appropriate.

         5. FEE. For the performance of the services hereunder, BC shall pay to BGV or Bluegreen Corporation (as BGV may determine in its sole discretion), a fee ("Fee") equal to three percent (3%) of the Annual Sales Volume of BC, determined quarterly. "Annual Sales Volume," for purposes of this Agreement shall mean the annual gross sales, less purchaser cancellation and defaults, determined quarterly. The foregoing amount shall be paid on a quarter-annual basis. The Fee shall be due and payable in arrears on the last day of each fiscal quarter, and BC shall make such payment in full no later than twenty (20) days after such date. At such time, in addition to payment of the Fee, BC shall reimburse BGV within thirty (30) days of BC's receipt of an invoice, for BGV's expenses incurred in connection with services performed on behalf of BC for use of outside services, as set forth hereinabove, or outside and reimbursable expenses as set forth hereinbelow.

         6. EXPENSES. Except as provided by paragraph 8 of this Agreement, expenses incurred by BGV representatives for travel to the BC timeshare project in Missouri for the purpose of providing services for this Agreement, shall be separately reimbursed to BGV at its cost in accordance with the annual budget of BC. Additionally, BC shall reimburse BGV for allocated costs of and expenses to BGV for overhead for employees and their benefits related to the Bass Pro Stores primary to the LLC after such time as such Bass Pro Stores are activated for the benefit of the LLC.

         7. BREACH. In the event of breach of this Agreement by either Party, each Party shall be entitled to all remedies at law or in equity available, including remedies for collection of amounts due, or for equitable relief, including any decree of specific performance of the terms of this Agreement.

         8. DISPUTE RESOLUTION PROCEDURE. In the event of any dispute or disagreement between BC and BGV hereunder, either party may give written notification of such dispute or disagreement to the other. If such party giving notice is BC, then the notice shall be given to George Donovan or the person then performing the duties at BGV currently performed by George Donovan ("BGV CEO"), and if such party giving notice is BGV, then notice shall be given to John L. Morris or the person performing the duties at BC currently performed by John L. Morris ("BC CEO") (collectively, the BGV CEO and the BC CEO being referred to herein as the "CEOs"). The CEOs shall communicate with each other promptly upon any notice, with a view to resolving this dispute or disagreement within ninety (90) days of commencing any negotiations (or such extended periods as the CEOs agree is appropriate in any such case). The foregoing shall be a condition precedent to the applicability of the breach section as provided in paragraph 7, hereinabove. During any period of such communications, all services prior to any claimed breach shall continue without any alteration or modification, except as acceptable to the party receiving such services.





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         9. NOTICES. Any notice or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered by courier or by telecopy transmission or sent by any express mail service, postage or fees prepaid:

                  If to BGV:                Bluegreen Corporation
                                            4960 Blue Lake Drive
                                            Boca Raton, Florida 33431
                                            Attn: Mr. Pat Rondeau

                  With a copy to:           Weinstock & Scavo, P.C.
                                            3405 Piedmont Road, N.E.
                                            Suite 300
                                            Atlanta, Georgia 30305
                                            Attn: James J Scavo, Esq.

                  If to BC:                 Big Cedar, L.L.C.
                                            2500 East Kearney Street
                                            Springfield, Missouri 65898
                                            Tel: (417) 339-5100
                                            Fax: (417) 334-3956
                                            Attn:  Ms. Toni Miller

                  With a copy to:           Greene & Curtis
                                            1340 East Woodhurst
                                            Springfield, Missouri 65804
                                            Tel: (417) 883-7678
                                            Fax: (417) 864-7206
                                            Attn:  J. Christopher Greene, Esq.

Or at such other address or number for a party as shall be specified by like notice. Any notice which is delivered in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or its agent.

         10. PARTIES BOUND BY AGREEMENT. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Without the prior written consent of the other party, no party hereto may assign such party's rights, duties or obligations hereunder or any part thereof to any other person or entity.

         11. NUMBER; GENDER. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.




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         12. HEADINGS. The headings of this Articles and Sections of this
Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         13. MODIFICATION AND WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof.

         14. CONSTRUCTION. This Agreement shall be construed in accordance with and governed by the laws of the State of Missouri, exclusive of conflicts of laws principles. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority or by any board of arbitrators by reason of such party or its counsel having or being deemed to have structured or drafted such provision. Unless otherwise expressly provided herein, all references in this Agreement to Section(s) shall refer to the Section(s) of this Agreement. Time is of the essence of this Agreement.

         15. NO LIMITATION. The Parties agree that the rights and remedies of any Party under this Agreement shall not operate to limit any other rights and remedies otherwise available to any Party under the Marketing Agreement or otherwise.

         16. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the Parties waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

         17. TERM. This Agreement shall be for a term of ten (10) years from the date set forth hereinabove.











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         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.

                                        BLUEGREEN/BIG CEDAR VACATIONS, LLC, a
                                        Delaware limited liability Company

                                        By: Bluegreen Vacations Unlimited, Inc.,
                                        a Florida Corporation

                                        By: /s/ Patrick E. Rondeau
                                            -----------------------------------
                                        Print Name:  Patrick E. Rondeau
                                        Title: President


                                        By: Big Cedar, L.L.C., a Missouri
                                        limited liability Company

                                        By: Three Johns Company, a Missouri
                                        corporation

                                        By: /s/ Toni M. Miller
                                            -----------------------------------
                                        Print Name: Toni M. Miller
                                        Title: Vice President Finance

                                        BLUEGREEN VACATIONS UNLIMITED, INC. a
                                        Florida Corporation

                                        By: /s/ Patrick E. Rondeau
                                            -----------------------------------
                                        Print Name: Patrick E. Rondeau
                                        Title: President




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